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Exhibit 3.5

CERTIFICATE OF FORMATION
OF BERSEC INTERNATIONAL (NEWCO) LLC

1.
The name of the limited liability company is Bersec International (Newco) LLC.

2.
The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Country of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.
The term of existence of the LLC shall be until December 31, 2050.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Bersec International (Newco) LLC this 20th day of January, 1999.

By:	/s/ ANDREA LODAHL HENNEMAN Name: Andrea Lodahl Henneman Title: Authorized Person

CERTIFICATE OF AMENDMENT
OF BERSEC INTERNATIONAL (NEWCO) LLC

1.
The name of the limited liability company is Bersec International (Newco) LLC.

2.
The Certificate of Formation of the limited liability company is hereby amended by adding the following paragraph:

        "4. The membership interests of the limited liability company are, and shall be deemed, "securities" for purposes of the Uniform Commercial Code."

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Bersec International (Newco) LLC this 10th day of February, 1999.

By:	/s/ ANDREA LODAHL HENNEMAN Name: Andrea Lodahl Henneman Title: Authorized Person

CERTIFICATE OF MERGER

MERGING

BERSEC INTERNATIONAL CORPORATION

(a Delaware corporation)

WITH AND INTO

BERSEC INTERNATIONAL (NEWCO) LLC

(a Delaware limited liability company)

        Pursuant to the provisions of Section 264 of the Delaware General Corporation Law (the "DGCL") and Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA"), Bersec International (Newco) LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Newco"), hereby certifies as follows:

        FIRST: The names and states of organization and domicile of each of the constituent entities (the "Constituent Entities") of the merger (the "Merger") are as follows:

Name	State of Organization and Domicile
Bersec International Corporation	Delaware
Bersec International (Newco) LLC	Delaware

        SECOND: An agreement of merger, dated as of May 13, 1999, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 264(c) of the DGCL and Section 18-209 of the DLLCA.

        THIRD: The certificate of formation of Bersec International (Newco) LLC shall be the certificate of formation of the surviving entity (the "Surviving Entity") with the name changing to: "Bersec International LLC".

        FOURTH: The Merger shall be effective at 11:58 p.m., Delaware time, on May 13, 1999 (the "Effective Time").

        FIFTH: The executed agreement of merger is on file at the principal place of business of the Surviving Entity located at 200 Liberty Street, New York, New York 10281.

        SIXTH: A copy of the agreement of merger will be furnished by the Surviving Entity, on request and without cost, to any member or stockholder of any Constituent Entity.

        IN WITNESS WHEREOF, Bersec International (Newco) LLC has caused this Certificate of Merger to be executed by an authorized person, this day 13th of May, 1999.

BERSEC INTERNATIONAL (NEWCO) LLC

By:	/s/ PHILIP R. BENNETT
Name: Philip R. Bennett Title: Authorized Person

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  Exhibit 3.5
CERTIFICATE OF AMENDMENT OF BERSEC INTERNATIONAL (NEWCO) LLC